Detto Technologies, Inc. Names Gualtiero Giori to Board of Directors
                        New Investor Joins Detto's Board

Bellevue, Washington--November 28, 2005--Detto Technologies, Inc. (OTCBB: DTTO), maker of award winning data transfer and migration software, IntelliMover(R) and Move2Mac(R), today announced that Gualtiero Giori has been appointed to Detto's Board of Directors. The appointment is effective immediately.

"Gualtiero was instrumental in the success of our most recent round of funding and his presence on our Board will bolster our ability to execute our growth strategy, particularly in the area of acquisitions," said Larry Mana'o, Chairman and CEO of Detto. "His experience will be invaluable as we continue to grow our business domestically and Internationally."

Mr. Giori is the founder and portfolio manager of Sagio Investments, a family of hedge funds headquartered in Geneva, Switzerland with offices in New York and Milan, Italy. Mr. Giori focuses on small to medium cap companies in the U.S. equity market with a special interest but not limited to technology space. As an International Long-Term Investor, Mr. Giori works in partnership with companies to help them grow and expand in new territories by providing contacts, expertise and guidance in the global marketplace.

"Detto has a sound growth strategy and excellent technology" said Mr. Giori. "I look forward to working with Detto's seasoned executive management team to help
achieve  the  company's   business  goals."

About  Detto   Technologies

Detto Technologies, the leading provider of migration technology for consumer and corporations, utilizes its advanced technology to enable the transfer of data, files, preferences and personal settings - the profile or "personality" of a computer user - from an old computer to a new one. IntelliMover(R), Detto Technologies' flagship product, provides for the intelligent transfer and integration of settings, preferences and files quickly, simply and cost-effectively. Detto markets its products primarily through OEM's like Dell, HP-Compaq, Gateway and Apple, as well as through most major retail outlets through a third-party vendor. Corporate headquarters is in Bellevue, Washington. More information can be found at www.detto.com

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Forward Looking Statements:

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include statements relating to Detto's anticipated financial performance, business prospects, new developments and similar matters, and/or statements preceded by, followed by or that include the words "believes," "could," "expects," "anticipates," "estimates," "intends," "plans," or similar expressions. These forward-looking statements are based on management's current expectations and assumptions, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Actual results may differ materially from those suggested by the forward-looking statements due to a variety of factors, including changes in business, political, and economic conditions due to the threat of future terrorist activity or otherwise, actions and initiatives by current and potential competitors, and certain other additional factors described in Detto's filings with the Securities and Exchange Commission. Other unknown or unpredictable factors also could have material adverse effects on Detto's future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Detto is not under any obligation and does not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release to reflect circumstances existing after the date of this press release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

Press contact:
Frank Coyle: 425-201-5007

Investor Relations contact:
Bill Glynn: 425-201-5006

Investor Awareness:
Tony Schor: 847-945-2222